                                                                     EXHIBIT 4.4

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            ATMOS ENERGY CORPORATION

                           5.95% Senior Notes due 2034

No. 1                                                      CUSIP NO. 049560 AG 0

            Atmos Energy Corporation, a Texas and Virginia corporation (herein called the "Company", which term includes any successor entity under the Indenture, hereinafter defined), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on October 15, 2034 (the "Maturity Date"), at the office or agency of the Company referred to below, and to pay interest thereon from October 22,2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 in each year (each, an "Interest Payment Date"), commencing April 15, 2005 at 5.95% per annum until the principal hereof is paid or duly provided for.

            Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Interest payable on each Interest Payment Date will include interest accrued from and including October 22, 2004, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person (the "Holder") in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date (a "Regular Record Date"). Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee (referred to herein), notice whereof shall be given to the Holder of this Security not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

            For purposes of this Security, "Business Day" means any day that, in the city of the principal Corporate Trust Office of the Trustee and in the City of New York, is neither a Saturday, Sunday, or legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close.

            Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. So long as this Security remains in book-entry form, all payments of principal and interest will be made by the Company in immediately available funds.

            Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            This Security is one of a duly authorized series of securities of the Company, designated as the 5.95% Senior Notes due 2034 (the "Securities"), issued under an Indenture dated as of May 22, 2001, as it may be supplemented from time to time (referred to herein as the "Indenture"), between the Company and SunTrust Bank, as trustee (referred to herein as the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part). A reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered, except as otherwise provided herein.

            The Securities are initially limited to $200,000,000 aggregate principal amount. The Company may, at any time, without the consent of the Holders of the Securities, create and issue additional securities having the same ranking, interest rate, maturity and other terms as the Securities. Any such additional securities shall be consolidated and form the same series of the Securities having the same terms as to status, redemption and otherwise as the Securities under the Indenture.

            Events of Default. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            Optional Redemption. The Securities will be redeemable, in whole or in part, at the Company's option, at any time at a Redemption Price equal to the greater of:

            (a) 100% of the principal amount of the Securities to be redeemed, or

            (b) as determined by the Quotation Agent, the sum of the present values of the Remaining Scheduled Payments of principal and interest on the Securities to be redeemed discounted to the Redemption Date on a semi-annual basis assuming a 360-day year consisting of twelve 30 day months at the Adjusted Treasury Rate plus 25 basis points;

plus, in either case, accrued and unpaid interest on the principal amount of Securities being redeemed to the Redemption Date.

            "Adjusted Treasury Rate" means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

            "Comparable Treasury Issue" means the United States treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

            "Comparable Treasury Price" means, for any Redemption Date, the Reference Treasury Dealer Quotation for that Redemption Date.

            "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

            "Reference Treasury Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors; provided, however, if Merrill Lynch, Pierce, Fenner & Smith Incorporated ceases to be a primary U.S. government securities dealer in New York City, the Company will replace Merrill Lynch, Pierce, Fenner & Smith Incorporated as Reference Treasury Dealer with an entity that is a primary U.S. government securities dealer in New York City.

            "Reference Treasury Dealer Quotation" means, with respect to any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer by 5:00 p.m. on the third business day preceding the Redemption Date.

            "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal and interest on such Security that would be due after the related Redemption Date but for such redemption; provided, however, that if such Redemption Date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment on such Security will be reduced by the amount of interest accrued on such Security to such Redemption Date.

            In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by The Depository Trust Company ("DTC") during any period the Securities are issued in the form of a global security registered in the name of DTC or a nominee thereof; provided that during any period the Securities are issued in certificated form, the selection of such Securities for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In no event shall Securities of a principal amount of $1,000 or less be redeemed in part. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days before the Redemption Date, to each Holder of Securities to be redeemed, at its address as shown in the Security Register. If the Securities are to be redeemed in part only, the notice of redemption that relates to such Securities shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption unless the Company defaults in the payment of the Redemption Price.

            Sinking Fund. This Security does not have the benefit of any sinking fund obligations.

            Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities. Certain limited amendments may be effected under the Indenture at any time by the Company and the Trustee without the consent of any Holders of the Securities. Certain other amendments affecting the Securities may only be effected under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture affecting the Securities. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of the Outstanding Securities to waive on behalf of all of the Holders of all Outstanding Securities certain past defaults under the Indenture in respect of the Securities and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company represented by this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

            Authorized Denominations. The Securities are issuable only in registered form, without coupons in denominations of $1,000 and any integral multiple thereof.

            Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. At the date of the original issuance of this Security such office or agency of the Company is maintained by SunTrust Bank, Corporate Trust Division, 25 Park Place, 24th Floor, Atlanta, GA 30303-2900.

            As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

            Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            Modifications to the Indenture pursuant to Section 301 of the Indenture. The following modifications to the Indenture shall be applicable with respect to the Securities:

            (a) The defined term "Principal Property" in the Indenture is hereby deleted in its entirety and replaced by the following:

            "Principal Property" means any natural gas distribution property located in the United States, except any such property that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its consolidated Subsidiaries.

            (b) The defined term "Restricted Subsidiary" in the Indenture is hereby deleted in its entirety and replaced by the following:

            "Restricted Subsidiary" means any Subsidiary the amount of Consolidated Net Tangible Assets of which constitutes more than 10% of the aggregate amount of Consolidated Net Tangible Assets of the Company and its Subsidiaries.

            Defined Terms. Subject to the modifications to the Indenture set forth above, all capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            Governing Laws. This Security, the Indenture and the foregoing modifications to the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   ATMOS ENERGY CORPORATION

                                   By:
                                       ----------------------------------------
                                       Name:  Louis P. Gregory
                                       Title: Senior Vice President and General
                                              Counsel

Attest:

By:
    --------------------------
    Name:  Dwala Kuhn
    Title: Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: October 22, 2004                               SUNTRUST BANK,
                                                        as Trustee

                                                By:
                                                    ------------------
                                                    Authorized Officer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
(I) or (we) assign and transfer this Security to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:_____________________ Signature:___________________________________________
                                      (sign exactly as name appears on the other side of this Security)

Signature guaranteed by: ______________________________